Exhibit 4.1 (a)

(SPECIMEN)

REGISTERED

No. 1

ALTRIA GROUP, INC.

(formerly known as Philip Morris Companies Inc.)

5 5/8% Note due 2008

representing

$500,000,000

CUSIP No. 02209S AB 9

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        ALTRIA GROUP, INC. (formerly known as Philip Morris Companies Inc.), a Virginia corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $500,000,000 on November 4, 2008, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from November 4, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 4 and November 4 in each year, commencing May 4, 2004, at the rate of 5 5/8% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for the payment of such interest, which shall be April 20 or October 20 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer to an account maintained by the payee at a bank located in the United States. All payments of principal and interest in respect of this Note shall be made by the Company in immediately available funds.

Notwithstanding the foregoing, if any payment of interest, principal or other amount to be made in respect of this Note would otherwise be due on a day that is not a Business Day, such payment may be made on the next succeeding day that is a Business Day, with the same effect as if such payment were made on the due date.

Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, ALTRIA GROUP, INC. has caused this instrument to be duly executed under its corporate seal.

Dated: November 4, 2003

ALTRIA GROUP, INC.

By:	/S/ AMY J. ENGEL

Name:	Amy J. Engel
Title:	Vice President and Treasurer

[SEAL]

Attest:

By:	/S/ G. PENN HOLSENBECK

Name:	G. Penn Holsenbeck
Title:	Vice President, Assistant General Counsel and Corporate Secretary

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Trustee

By:	/S/ WILLIAM G. KEENAN

Authorized Officer

(Reverse of Note)

ALTRIA GROUP, INC.

(formerly known as Philip Morris Companies Inc.)

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is initially issued in the aggregate principal amount of $500,000,000, all such Securities issued and to be issued under an Indenture dated as of December 2, 1996 between the Company (formerly known as Philip Morris Companies Inc.) and The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as Trustee (herein called the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated as 5 5/8% Notes due 2008 (the “Notes”).

The Company may, without the consent of the Holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes. Any additional notes having such similar terms, together with the Notes, shall constitute a single series of notes under the Indenture. No additional notes may be issued if an Event of Default has occurred with respect to the Notes.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes then Outstanding may declare the entire principal amount of the Notes, together with accrued interest and all other amounts under the Notes, immediately due and payable in the manner and with effect provided in the Indenture.

The Indenture provides that in the event of such a declaration, its consequences may be rescinded and annulled with respect to all of the Notes by the Holders of not less than a majority in aggregate principal amount of all of the Notes then Outstanding in accordance with the provisions of, and in the circumstances provided by and the conditions set forth in the Indenture. It is also provided in the Indenture that the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive, prior to such a declaration, any past default under the Indenture with respect to the Notes and its consequences, except a default in the payment of interest on or principal of (or premium, if any, on) the Notes or a default with respect to a covenant or provision which under Article Nine of the Indenture cannot be modified or amended without the consent of the Holders of all the Notes then Outstanding.

As provided in and subject to the provisions of the Indenture, no Holder of this Note shall have the right to institute any suit, action or proceeding with respect to the Indenture, or for appointment of any receiver or trustee or for any other remedy thereunder, unless an Event of Default with respect to the Notes shall have occurred and be continuing and such Holder previously shall have given the Trustee written notice of default and the continuance thereof, the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee reasonable indemnity and the Trustee, for 60 days after the receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute the same and shall not have received any direction inconsistent therewith from the Holders of a majority in aggregate principal amount of all Notes then Outstanding.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding to be affected thereby, evidenced as provided in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with respect to each such series of Securities or modifying in any manner the rights of the Holders of each such series of Securities; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall (i) change the Stated Maturity of the principal or reduce the principal amount thereof, or reduce the rate of interest thereon or any premium payable upon redemption, or change any obligation of the Company to pay certain additional amounts required by the Indenture (subject to stated exceptions) or reduce the amount of the principal of a Discounted Security due and payable upon an acceleration thereof, or change the Place of Payment of amounts due, or change the currency in which any Security or interest thereon is payable, or impair or affect the right of any registered Holder hereof to institute suit for the payment thereof, (ii) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for any such supplemental indenture or the consent of which Holders is required for waivers of certain covenants or provisions of or a default under the Indenture; or (iii) modify any of the provisions of the section of the Indenture discussed in this paragraph or certain other sections of the Indenture (as described therein), except to increase the percentages discussed therein or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Security affected thereby, subject to certain exceptions enumerated in the Indenture. Any consent, waiver or other action by the registered Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange or in substitution herefor whether or not notation of such consent, waiver or other action is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and

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unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are denominated in U.S. dollars issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

The Notes are not redeemable prior to maturity and are not subject to a sinking fund.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing

Attorney

to transfer the said Note on the books of Altria Group, Inc. with full power of substitution in the premises.

Dated:
	NOTICE:	The signature of this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

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